EXHIBIT 99.1

iLinc Communications Announces Fiscal 2005 Second Quarter Results

    PHOENIX--(BUSINESS WIRE)--Nov. 15, 2004--iLinc Communications, Inc. (AMEX:ILC):

    Fiscal 2005 Second Quarter Highlights:

    --  Added more than 100 new Web conferencing customers

    --  Doubled revenues over previous year period

    -- Integrated audio conferencing operations from recent acquisition

    -- Realized sales success from Web and audio conferencing product synergies

    iLinc Communications, Inc. (AMEX:ILC), developers of one of the most feature-rich and secure Web conferencing and integrated audio conferencing solutions available, today announced results for the fiscal 2005 second quarter ended September 30, 2004.
    For the three months ended September 30, 2004, revenues from continuing operations increased 96% to $2.7 million as compared with revenues of $1.4 million for the three months ended September 30, 2003. For the three months ended September 30, 2004, the Company reported a net loss from continuing operations of $1.8 million, or $0.08 per basic and diluted share, as compared with a net loss from continuing operations of $590,000, or $0.05 per basic and diluted share, during the three months ended September 30, 2003.
    For the first half of fiscal 2005, revenues from continuing operations increased 72% to $4.7 million as compared with revenues of $2.7 million for the first half of fiscal 2004. For the six months ended September 30, 2004, the Company reported a net loss from continuing operations of $3.3 million, or $0.15 per basic and diluted share, as compared with a net loss from continuing operations of $724,000, or $0.06 per basic and diluted share, during the same six-month period in 2003.
    Commenting on the second quarter results, James M. Powers, Jr., president and chief executive officer of iLinc Communications, said, "We created a strong pipeline of new opportunities, accelerated our penetration of strategic Web conferencing accounts and are encouraged with our progress. This quarter realized the successful integration of our recently acquired audio conferencing operations. We expect the synergies of this audio conferencing acquisition with our Web conferencing product offerings to make a powerful combination for substantial expansion in our revenues in the upcoming quarters."
    John S. ("Jack") Hodgson, senior vice president and chief financial officer of iLinc Communications, added, "Our continued expansion of revenue is a demonstration of growing product acceptance. The loss for the quarter was due primarily to continued investment in infrastructure, sales and marketing, and cost associated with integrating our new acquisition. With much of the one-time expense behind us, we have already reduced operating costs while continuing investments in sales and marketing activities to expand revenues."
    A listen-only simulcast and 30-day replay of iLinc Communications' fiscal 2005 second quarter conference call will be available online through the Company's Web site at www.ilinc.com or www.fulldisclosure.com beginning at 11:00 a.m. Eastern time on Monday, November 15, 2004.

    About iLinc Communications, Inc.

    iLinc Communications, Inc. is a leading developer and provider of hosted and premise-based Web and audio conferencing software for two-way, highly secure and cost-effective collaborative online meetings, presentations, and training sessions. iLinc's family of software products, including MeetingLinc, LearnLinc, ConferenceLinc, and SupportLinc, is used by financial services, technology, and professional services firms worldwide in sales, HR and training, marketing, and information technology applications.
    Through the recent Glyphics acquisition, the Company now also delivers comprehensive audio conferencing products and services that help businesses provide daily conference calls, virtual meetings, corporate events, and distance learning programs.
    More information about the Phoenix-based company may be found on the Web at http://www.ilinc.com.
    This press release contains information that constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements involve risk and uncertainties that could cause actual results to differ materially from any future results described within the forward-looking statements. Factors that could contribute to such differences include the rate of acceptance of the Company's products and services by customers, changes in the Web conferencing and audio conferencing market in general, the acceptance of new products, the Company's need for working capital, the result of pending litigation, the competition the Company faces from larger and more well-capitalized competitors, and other matters more fully disclosed in the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, and other reports filed with the Securities and Exchange Commission. The forward-looking information provided herein represents the Company's estimates and expectations as of the date of the press release, and subsequent events and developments may cause the Company's estimates and expectations to change. The Company specifically disclaims any obligation to update the forward-looking information in the future. Therefore, this forward-looking information should not be relied upon as representing the Company's estimates and expectations of its future financial performance as of any date subsequent to the date of this press release.
    iLinc, iLinc Communications, MeetingLinc, LearnLinc, ConferenceLinc, SupportLinc, and its logo are trademarks or registered trademarks of iLinc Communications, Inc. All other company names and products may be trademarks of their respective companies.




              iLINC COMMUNICATIONS, INC. AND SUBSIDIARIES
       Unaudited Condensed Consolidated Statements of Operations
                 (In thousands, except per share data)


                              Three Months Ended   Six Months Ended
                                  September 30,      September 30,
                              --------------------------------------
                                2004      2003      2004      2003
                              --------  --------  --------  --------
Revenues:
 License                          $746      $589    $1,635    $1,189
 Software and audio
  services                       1,420       299     2,131       567
 Maintenance and
  professional services            568       505       939       979
                              --------  --------  --------  --------
   Total revenues                2,734     1,393     4,705     2,735

Cost of revenues:
 License                            37        77        79        94
 Software and audio
  services                       1,096       125     1,620       266
 Maintenance and
  professional services            269       247       382       448
 Amortization of acquired
  developed technology             125        56       202       113
                              --------  --------  --------  --------
   Total cost of revenues        1,527       505     2,283       921

Gross profit                     1,207       888     2,422     1,814

Operating expenses:
 Research and development          410       222       741       491
 Sales and marketing             1,259       501     2,281       896
 General and administrative        904       414     1,620       856
                              --------  --------  --------  --------
   Total operating expenses      2,573     1,137     4,642     2,243

Loss from operations            (1,366)     (249)   (2,220)     (429)

Interest expense                  (457)     (282)   (1,089)     (591)
Interest income                      8         1        19        15
Other income                        (1)     --          10       (10)
Gain on debt settlement             14       (60)       22       291
                              --------  --------  --------  --------
   Loss from continuing
    operations before
    income taxes                (1,802)     (590)   (3,258)     (724)
Net income from
 discontinued operations          --         129      --         137
                              --------  --------  --------  --------

Net loss                        (1,802)     (461)   (3,258)     (587)
Preferred stock dividends          (26)      (15)      (55)      (15)
Imputed preferred
  stock dividends                 --        (247)     --        (247)
                              --------  --------  --------  --------
Loss available to
  common shareholders          $(1,828)    $(723)  $(3,313)    $(849)
                              ========  ========  ========  ========

Loss per common share,
 basic and diluted:
  From continuing operations    $(0.08)   $(0.05)   $(0.15)   $(0.06)
  From discontinued
   operations                     --        --        --        0.01
                              --------  --------  --------  --------
   Net loss per common share    $(0.08)   $(0.05)   $(0.15)   $(0.05)
                              ========  ========  ========  ========

Number of shares used in
 calculation of loss per
 share, basic and diluted       24,132    16,025    22,214    15,911
                              ========  ========  ========  ========


              iLINC COMMUNICATIONS, INC. AND SUBSIDIARIES
                 Condensed Consolidated Balance Sheets
                 (In thousands, except per share data)

                                                  Sept. 30, March 31,
                                                    2004      2004
                                                  --------  --------
ASSETS                                           (Unaudited)

Current assets:
 Cash and cash equivalents                          $1,112      $292
 Accounts receivable, net                            1,970     1,097
 Note receivable                                        25        25
 Prepaid and other current assets                      214       108
                                                  --------  --------
   Total current assets                              3,321     1,522

Property and equipment, net                          1,662       310
Goodwill                                            10,551     9,190
Intangible assets, net                               2,972     1,061
Note receivable                                       --          25
Other assets                                            33        51
Assets of discontinued operations                      193       301
                                                  --------  --------
   Total Assets                                    $18,732   $12,460
                                                  ========  ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Current portion of long term debt                    $998      $961
 Accounts payable and accrued liabilities            3,966     2,301
 Current portion of capital lease liabilities          342       289
 Deferred revenue                                    1,032     1,084
                                                  --------  --------
   Total current liabilities                         6,338     4,635

Long term debt                                       6,466     4,444
Leases payable                                         163        15
                                                  --------  --------
   Total liabilities                                12,967     9,094
                                                  --------  --------

Commitments and contingencies

Shareholders' equity:
 Preferred stock, $.001 par value, 10,000,000
  shares authorized, 127,500 and 150,000 shares
  issued and outstanding, liquidation preference
  of $1,275,000 and $1,500,000, respectively          --        --
 Common stock, $0.001 par value, 100,000,000
  shares authorized, 25,578,350 and 19,257,304
  issued, respectively                                  26        19
 Additional paid-in capital                         42,151    36,395
 Accumulated deficit                               (35,004)  (31,640)
 Less:  Treasury stock                              (1,408)   (1,408)
                                                  --------  --------
   Total shareholders' equity                        5,765     3,366
                                                  --------  --------
   Total Liabilities and Shareholders' Equity      $18,732   $12,460
                                                  ========  ========


    CONTACT: iLinc Communications Inc., Phoenix
             James M. Powers, Jr. or John S. Hodgson, 602-952-1200